EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 112 to the Registration Statement (the “Registration Statement”) of Massachusetts Investors Growth Stock Fund (the “Trust”) (File Nos. 2-14677 and 811-859), of my opinion dated March 28, 2018, appearing in Post-Effective Amendment No. 101 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on March 28, 2018.

 /s/BRIAN E. LANGENFELD

 Brian E. Langenfeld

 Vice President and Managing Counsel

Boston, Massachusetts

March 27, 2026